Exhibit 99.B(n)(1)(A)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

ING INVESTORS TRUST

Classes
Series	Adviser	Institutional	Service	Service 2
ING AllianceBernstein Mid Cap Growth Portfolio	X	X	X	X
ING American Funds Bond Portfolio	No class designation
ING American Funds Growth Portfolio	No class designation
ING American Funds Growth-Income Portfolio	No class designation
ING American Funds International Portfolio	No class designation
ING BlackRock Large Cap Growth Portfolio	X	X	X	X
ING BlackRock Large Cap Value Portfolio	X	X	X	X
ING BlackRock Inflation Protected Bond Portfolio	X	X	X
ING Capital Guardian U.S. Equities Portfolio	X	X	X	X
ING Disciplined Small Cap Value Portfolio	X	X	X	X
ING EquitiesPlus Portfolio	X	X	X	X
ING Evergreen Health Sciences Portfolio	X	X	X	X
ING Evergreen Omega Portfolio	X	X	X	X
ING FMRSM Diversified Mid Cap Portfolio	X	X	X	X
ING Van Kampen Growth Portfolio	X	X	X	X
ING Mid Cap Growth Portfolio	X	X	X	X
ING Focus 5 Portfolio	X	X	X
ING Franklin Income Portfolio	X	X	X	X
ING Franklin Mutual Shares Portfolio	X	X	X
ING Franklin Templeton Founding Strategy Portfolio	X	X	X
ING Global Real Estate Portfolio	X	X	X	X
ING Global Resources Portfolio	X	X	X	X
ING Global Technology Portfolio	X	X	X	X
ING Goldman Sachs Commodity Strategy Portfolio	X	X	X	X
ING International Growth Opportunities Portfolio	X	X	X	X
ING Janus Contrarian Portfolio	X	X	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X	X	X
ING JPMorgan Small Cap Equity Portfolio	X	X	X	X
ING JPMorgan Value Opportunities Portfolio	X	X	X	X
ING Julius Baer Foreign Portfolio	X	X	X	X
ING Legg Mason Value Portfolio	X	X	X	X
ING LifeStyle Aggressive Growth Portfolio	X	X	X	X

Classes
Series		Adviser	Institutional	Service	Service 2
ING LifeStyle Conservative Portfolio		X	X	X	X
ING LifeStyle Growth Portfolio		X	X	X	X
ING LifeStyle Moderate Growth Portfolio		X	X	X	X
ING LifeStyle Moderate Portfolio		X	X	X	X
ING Limited Maturity Bond Portfolio		X	X	X	X
ING Liquid Assets Portfolio			X	X	X
ING Lord Abbett Affiliated Portfolio		X	X	X	X
ING Marsico Growth Portfolio		X	X	X	X
ING Marsico International Opportunities Portfolio		X	X	X	X
ING MFS Total Return Portfolio		X	X	X	X
ING MFS Utilities Portfolio		X	X	X	X
ING Multi-Manager International Small Cap Portfolio		X	X	X	X
ING Oppenheimer Main Street Portfolio®		X	X	X	X
ING PIMCO Core Bond Portfolio		X	X	X	X
ING PIMCO High Yield Portfolio		X	X	X	X
ING Pioneer Equity Income Portfolio		X	X	X	X
ING Pioneer Fund Portfolio		X	X	X	X
ING Pioneer Mid Cap Value Portfolio		X	X	X	X
ING Stock Index Portfolio			X	X	X
ING T. Rowe Price Capital Appreciation Portfolio		X	X	X	X
ING T. Rowe Price Equity Income Portfolio		X	X	X	X
ING Templeton Global Growth Portfolio		X	X	X	X
ING UBS U.S. Allocation Portfolio		X	X	X	X
ING Van Kampen Capital Growth Portfolio		X	X	X	X
ING Van Kampen Global Franchise Portfolio		X	X	X	X
ING Van Kampen Growth and Income Portfolio		X	X	X	X
ING Van Kampen Real Estate Portfolio		X	X	X	X
ING VP Index Plus International Equity Portfolio		X	X	X	X
ING Wells Fargo Disciplined Value Portfolio		X	X	X	X
ING Wells Fargo Small Cap Disciplined Portfolio	.	X	X	X	X

Date Last Amended:  April 28, 2008